Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
*CUSIP:   21988K339

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2007.

INTEREST ACCOUNT
----------------

Balance as of  September 1, 2006.....                                $0.00
      Swap Receipt Amount.....                                 $664,125.00
      Scheduled Income received on securities.....             $931,250.00
      Unscheduled Income received on securities.....                 $0.00

LESS:
      Swap Distribution Amount.....                           -$931,250.00
      Distribution to the Holders.....                        -$664,125.00
      Distribution to Depositor.....                                -$0.00
      Distribution to Trustee.....                                  -$0.00
Balance as of  March 1, 2007.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  September 1, 2006.....                                $0.00
      Scheduled Principal received on securities.....                $0.00

LESS:
      Distribution to Holders.....                                  -$0.00
Balance as of  March 1, 2007.....                                    $0.00

            UNDERLYING SECURITIES HELD AS OF    March 1, 2007

        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $25,000,000     Chrysler Corporation, predecessor to
                        DaimlerChrysler Corporation 7.45% Debentures
                        due March 1, 2027
                        *CUSIP:   171196AP3

            CREDIT SUPPORT HELD AS OF         March 1, 2007

         Notional
          Amount                      Title of Security
        ---------                     -----------------
        $25,000,000     Swap Agreement Dated as of February 11, 2004
                        between the Trust and Lehman Brothers
                        Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.